Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Full Circle Capital Corporation:

We consent to the use in this Annual Report on Form 10-K of our report dated September 22, 2014 relating to the consolidated financial statements of Full Circle Capital Corporation as of June 30, 2014 and for the year then ended appearing in this Annual Report.

We also consent to the reference to our firm under the heading “Selected Financial Data” in this Annual Report on Form 10-K.

/s/ KPMG LLP
New York, New York
September 14, 2015